UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2013, Lori Payne, Ph.D., notified the President & CEO of Bioanalytical Systems, Inc. (the "Company") of her intent to resign as Vice-President of Bioanalytical Services of the Company effective as of November 15, 2013 in order to pursue other opportunities. In connection with Dr. Payne’s resignation, the Board of Directors approved a severance payment to Dr. Payne of $13,333.33 per month, her monthly salary, through the payroll period ending January 15, 2014. In addition, the Company will pay Dr. Payne for any accrued, but unused, vacation time. In exchange for these payments, Dr. Payne has agreed to release the Company from any and all possible claims. Dr. Payne will continue to be bound by the confidentiality and non-solicitation provisions of her employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOANALYTICAL SYSTEMS, INC.

Dated: October 29, 2013	By:	/s/ Jacqueline M. Lemke
Jacqueline M. Lemke
President and Chief Executive Officer and Chief Financial Officer and Vice President—Finance